EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated July 20, 2000, relating to the financial statements and financial highlights of Artisan International Fund, Artisan Mid Cap Fund, Artisan Small Cap Fund and Artisan Small Cap Value Fund (constituting Artisan Funds, Inc.), which appear in such Registration Statement. We also consent to the references to us under the headings "Artisan Funds' Financial Highlights", "The Fund's Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 27, 2000